Exhibit 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), Frank R. Schmeler, the Chief Executive Officer and Michael C. Nahl, the Chief Financial Officer of Albany International Corp., a Delaware corporation (the “Company”), do hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company, for the period covered by the report.

Dated:    November 5, 2004

/s/ Frank R. Schmeler
Frank R. Schmeler
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/Michael C. Nahl
Michael C. Nahl
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)